Exhibit 10.3

NOTE MODIFICATION AGREEMENT

THIS NOTE MODIFICATION AGREEMENT (the “Agreement”) is made and entered into as of October 30, 2007 (the “Effective Date”) by and between PEAK RESORTS, INC., a Missouri corporation and L.B.O. HOLDING, INC., a Maine corporation (collectively, “Borrower”) and EPT MOUNT SNOW, INC., a Delaware corporation (‘‘Lender”).

WITNESSETH

WHEREAS, Borrower previously executed a promissory note in favor of Lender dated April 4, 2007, in the original principal amount of FIFTEEN MILLION SEVEN HUNDRED THOUSAND DOLLARS ($15,700,000.00) (the “Note”); and

WHEREAS, Borrower and Lender have agreed to modify the Note subject to the terms and conditions set forth below.

NOW THEREFORE, by mutual agreement of the parties and in mutual consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that the Note is modified as follows:

1. Note Modification. Effective as of the Effective Date, Section 3(b) of the Note is hereby deleted and replaced by the following:

(b) Annual Rate Adjustment. On April 1, 2008, and on the first day of April of each year thereafter (the “Adjustment Date”) until the Maturity Date, the rate of interest shall be increased each year by the lesser of the following: (x) three (3) times the percentage increase in the CPI (as hereinafter defined) from the CPI in effect on the applicable Adjustment Date over the CPI in effect on the immediately preceding Adjustment Date, in each case rounded to the nearest one-hundredth of a percent; or (y) one and one-half percent (1.5%) (i.e., the rate of interest shall be increased to an amount equal to the rate of interest in the previous year multiplied by 1.015). Notwithstanding the foregoing, at such time as the Property achieves a Debt Service Coverage Ratio of 2.0 to 1.0, and maintains such Debt Service Coverage Ratio for a period of two consecutive years, then the applicable interest for subsequent years will be reduced by 100 basis points from the otherwise applicable interest rate, provided that such Debt Service Coverage Ratio continues to be met at the end of each Loan Year (as defined in the Loan Agreement). For the purposes hereof, Debt Service Coverage Ratio shall mean a fraction, the numerator of which is the EBITDA for the previous Loan Year for the Property decreased by 3% of the revenues for the Property, and the denominator of which is the current annual payment under this Note, and EBITDA shall mean, for the period of computation, earnings attributable to the Property before interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles, consistently applied. For the purposes hereof, “CPI” shall mean the Consumer Price Index for all Urban Consumers, U.S. City Average, published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84=100).

2. Representations. Borrower acknowledges, represents and confirms to the Lender that (a) the Note, the Loan Documents, as defined in the Note, and this Agreement are valid and binding upon Borrower; (b) there are no defenses, set offs, counterclaims, actions or equities in favor of Borrower to or against the enforcement of the Note or the Loan Documents and Borrower does hereby expressly waive the same; (c) no agreement, oral or otherwise, has been made by any of the Lender’s employees, agents, officers or directors to further extend or modify the Note; (d) the Lender has in no way defaulted or performed any act or omission which would give rise to any actions, causes of action, suits, damages, claims, expenses or demands at law or in equity by Borrower against the Lender, and (e) Borrower does hereby release and hold harmless the Lender, its officers, employees and agents, from and against any claim, action, suit, demand, cost, expense or liability of any kind, relating in any way to the making of the loan evidenced by the Note or the administration thereof or the communications and business dealings between the Lender and Borrower through the date of execution of this Agreement.

3. No Other Modifications. This Agreement is a modification only and not a novation. Except for the above stated modification(s), the Note, the Loan Documents, and all other loan documents relating to the Note, and all the terms and conditions thereof, shall be and remain in full force and effect and this Agreement shall not release or affect the liability of any guarantors, sureties or endorsers on the Note. If the Note being modified by this Agreement is signed by more than one person, the modified Note shall remain the joint and several obligation of all signers of the Note and this Agreement.

4. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri.

5. Counterparts. This Agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures thereto were on the same instrument. This Agreement shall be effective and binding upon all parties hereto as such time as all parties have executed a counterpart of this Agreement.

6. Defined Terms. All capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings assigned to them in the Note.

7. NO ORAL AGREEMENTS: ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING AND THE OTHER LOAN DOCUMENTS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first referenced above.

PEAK RESORTS, INC., a Missouri corporation
By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice-President

L.B.O. HOLDING, INC., a Maine corporation
By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice-President

EPT MOUNT ATTITASH, INC., a Delaware corporation
By:	/s/ Gregory K. Silvers
Gregory K. Silvers, Vice-President